Camden National Corporation Reports 2013 Earnings of $22.8 Million and $2.97 per Share

CAMDEN, Maine, January 28, 2014/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $2.6 billion bank holding company headquartered in Camden, Maine, reported earnings for the year ended December 31, 2013 of $22.8 million, or $2.97 per share, compared to $23.4 million, or $3.05 per share, for 2012. The Company's return on average assets was 0.88% and return on average shareholders' equity was 9.74% for the year ended December 31, 2013.

"The fourth quarter marked another major milestone for Camden National," said Gregory A. Dufour, president and chief executive officer of Camden National Corporation. "October was the one year anniversary of Camden National's acquisition of 14 branches from Bank of America. The acquisition provided the Company with an instant increase in presence and customer-base within some of Maine's major markets with over 25,000 new customers and $287 million in low cost deposits. Also, in October of this year, Camden National divested its five Franklin County branches, resulting in the sale of $46.0 million in loans and $80.4 million in deposits, and a pre-tax gain on the sale of $2.7 million. Although these transactions impact short-term earnings, our strategic decision-making is focused on driving long-term shareholder value by repositioning our organization for the future."

The Company reported earnings of $4.4 million and $0.58 per share for the fourth quarter of 2013 compared to $6.4 million and $0.83 per share for the third quarter of 2013. The Company's return on average assets was 0.68% and return on average shareholders' equity was 7.46% for the fourth quarter of 2013.

Balance Sheet
The Company's total assets increased $39.1 million, or 2%, during the year to $2.6 billion at December 31, 2013. The growth in total assets was primarily driven by an increase in loan and investment balances. The Company's total loans grew $62.6 million, representing organic loan growth of 4% for the year, after adjusting for the impact of the Franklin County branch divestiture (the "branch divestiture") in the fourth quarter of 2013. This loan growth was centered in the commercial real estate portfolio and home equity portfolio which increased $42.2 million and $25.6 million, respectively. The Company's consumer loan portfolio saw a modest increase of $2.3 million during the year, while the commercial portfolio decreased by $4.8 million.

The Company's mortgage loan volume was impacted by the rise in interest rates during 2013 as Treasury rates crept up approximately 100 basis points through the course of the year, and, as a result, the refinance pipeline slowed considerably by year-end. The residential portfolio declined $2.7 million for the year after loan sales of $33.3 million.

At December 31, 2013, total deposits were $1.8 billion, reflecting the sale of $80.4 million of deposits as part of the branch divestiture. Core deposits (demand, interest checking, savings, and money market) represented 76% of the deposit mix compared to 73% a year ago. Our core deposits grew $19.3 million during 2013, while certificates of deposit balances declined $52.7 million, after adjusting for the impact of the branch divestiture.

2013 Year-To-Date Operating Results Compared to 2012
The Company reported earnings of $22.8 million and $2.97 per share for the year ended December 31, 2013. This represents an earnings decrease of $645,000 and $0.08 per share compared to 2012. The primary factors impacting current year results as compared to prior year are:

Net Interest Income:
Net interest income of $75.5 million increased $1.7 million, or 2%, in 2013. For the year, the Company achieved average growth on interest-earnings assets of 7%; however, our yield on interest-earning assets declined 41 basis points as loans and investment portfolios continued to reprice to current market levels. The Company has been able to partially offset the declining yield with a 26 basis points decrease in cost of funds during the year to 0.55%. Average deposits for the year grew $230.5 million, or 15%, largely due to the low cost deposits acquired in the fourth quarter of 2012. The Company's average cost of funds on deposits decreased 17 basis points during the year to 0.32%. The Company's net interest margin on a fully-taxable basis decreased 16 basis points during the year to 3.20%.

Provision for Credit Losses:
The Company's provision for credit losses for the year ended December 31, 2013 was $2.0 million, which is a decrease of $1.8 million, or 47%, compared to 2012. The decrease highlights the continued improvement in our asset quality metrics for the year ended December 31, 2013. At December 31, 2013, our ratio of loans 30 - 89 days past due to total loans decreased 13 basis points to 0.38%, and our annual net charge-offs to average loans decreased 2 basis points to 0.22%. While non-performing assets have increased as of December 31, 2013 compared to the prior year, it's primarily the result of one large relationship being placed on non-accrual status in the third quarter of 2013.

Non-Interest Income:
Non-interest income for the year was $27.8 million, representing an increase of $4.4 million, or 19%, compared to 2012. The increase is primarily attributable to income on deposit service-related fees generated from the new customer accounts associated with the 14 branches acquired during the fourth quarter of 2012. In the fourth quarter of 2013, the Company recognized a gain of $2.7 million on the branch divestiture. This gain was partially offset by $1.7 million of gains recorded on the sale of securities in 2012.

Non-Interest Expense:
Non-interest expense for the year increased $7.3 million, or 12%, to $66.3 million compared to the prior year. The increase is largely due to the full year impact of operating costs associated with the acquisition of 14 branches, including approximately 75 additional employees and over 25,000 new customer accounts, in the fourth quarter of 2012. In the fourth quarter of 2013, the Company performed its annual goodwill impairment assessment in accordance with the applicable accounting guidance and determined that the fair value of the trust and investment services business line was less than its carrying value and, accordingly, recorded a goodwill write-down of $2.8 million. The increase in costs for 2013 was partially offset by non-recurring costs in 2012, including the incremental acquisition and divestiture costs of $2.0 million and prepayment fees on borrowings of $2.0 million.

Fourth Quarter 2013 Operating Results Compared to Third Quarter 2013
The Company reported earnings of $4.4 million and $0.58 per share for the fourth quarter of 2013. This represents a decrease in earnings of $1.9 million, or $0.25 per share, compared to the third quarter of 2013. The primary factors impacting fourth quarter results are:

Net Interest Income:
Net interest income of $18.4 million decreased $357,000, or 2%, during the quarter. The decrease is primarily driven by the branch divestiture, which decreased net interest income by approximately $350,000 in the fourth quarter. In addition, net interest margin decreased 4 basis points to 3.09% in the fourth quarter of 2013.

Release of Reserves for Credit Losses:
The Company's release of reserves for credit losses for the fourth quarter of 2013 was $6,000, which is a decrease of $671,000, or 101%, from the provision for credit losses in the third quarter of 2013. The decrease highlights the Company's continued positive trends within asset quality:

•	Non-performing loans to total loans decreased 12 basis points;

•	Non-performing assets to total assets decreased 6 basis points; and

•	Quarterly net charge-offs to average loans (annualized) decreased 6 basis points.

Non-Interest Income:
Non-interest income for the quarter was $8.6 million, representing an increase of $2.1 million, or 33%, compared to prior quarter. The increase is primarily representative of a pre-tax gain of $2.7 million recorded on the branch divestiture, partially offset by a reduction in gains recorded on the sale of investments that occurred during the third quarter of 2013 totaling $647,000.

Non-Interest Expense:
Non-interest expense for the quarter increased $3.8 million, or 25%, to $19.0 million compared to prior quarter. The increase was primarily driven by the $2.8 million goodwill write-down in the fourth quarter and an increase of $318,000 in other real estate owned and collection costs as a number of properties went to auction during the fourth quarter.

Dividends and Capital
In 2013, the Company declared dividend payments of $1.08 per share. This is an increase of $0.08 per share, or 8%, compared to 2012 and represents an annual dividend yield of 2.58%, based on the December 31, 2013 closing price of Camden National's common stock at $41.84 per share as reported by NASDAQ.

In September 2013, the board of directors approved a common stock repurchase program (the "Repurchase Program") of up to 250,000 shares of the Company's outstanding common stock. During the fourth quarter, the Company repurchased 68,145 shares under the Repurchase Program at a weighted-average price of $40.78 per share. The Company has 181,855 shares remaining under the Repurchase Program at December 31, 2013.

Camden National's total risk-based capital ratio, Tier 1 risk-based capital ratio, and Tier 1 leverage capital ratio were 16.45%, 15.20%, and 9.43%, respectively, at December 31, 2013. Camden National Corporation and its wholly-owned subsidiary, Camden National Bank, continue to exceed the minimum total and Tier 1 risk-based capital ratios of 10% and 6%, respectively, and the Tier 1 leverage capital ratio of 5% required by the Federal Reserve for an institution to be considered “well capitalized.”

Annual Meeting
Camden National Corporation has scheduled its annual meeting of shareholders for Tuesday, April 29, 2014, at 3:00 p.m. local time, at Point Lookout Resort and Conference Center, 67 Atlantic Highway, Lincolnville, Maine 04849. The date for determining the Company's shareholders of record for the annual meeting is March 3, 2014.

About Camden National Corporation
Camden National Corporation, recognized by Forbes as one of “America's Most Trustworthy Companies” in 2012 and 2013*, is the holding company employing more than 500 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 44 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services. Learn more at www.camdennational.com. Member FDIC. *From Forbes.com March 18, 2013. © 2013 Forbes.com LLC. All rights reserved. Used by permission and protected by the Copyright Laws of the United States.

Forward-Looking Statements
This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “target,” or “goal,” or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include, but are not limited to, the following: continued weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, a change in the allowance for loan losses, or a reduced demand for the Company's credit or fee-based products and services; adverse changes in the local real estate market could result in a deterioration of credit quality and an increase in the allowance for loan loss, as most of the Company's loans are concentrated in Maine, and a substantial portion of these loans have real estate as collateral; changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; competitive pressures, including continued industry consolidation, the increased financial services provided by non-banks and banking reform; continued volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, the availability and terms of funding necessary to meet the Company's liquidity needs, and the Company's ability to originate loans and could lead to impairment in the value of securities in the Company's investment portfolios; changes in information technology that require increased capital spending; changes in consumer spending and savings habits; new laws and regulations regarding the financial services industry; changes in laws and regulations including laws and regulations concerning taxes, banking, securities and insurance; and changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters. Additional factors that could also cause results to differ materially from those described above can be found in the Company's Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise and assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Non-GAAP Financial Measures
In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share, and tax-equivalent net interest income. Management believes these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. A reconciliation to the comparable GAAP financial measure can be found in this document.

Annualized Data
Certain returns, yields, and performance ratios, are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	December 31, 2012	September 30, 2013	December 31, 2013	December 31, 2012
Selected Financial and Per Share Data:
Return on average assets	0.68%	0.66%	0.98%	0.88%	0.98%
Return on average shareholders' equity	7.46%	7.07%	11.03%	9.74%	10.31%
Return on average tangible shareholders' equity (non-GAAP) (1)	16.12%	9.33%	14.74%	14.55%	13.19%
Tangible equity to tangible assets (non-GAAP) (1)	7.12%	7.19%	7.07%	7.12%	7.19%
Efficiency ratio (non-GAAP) (1)	65.79%	65.29%	61.25%	62.78%	57.45%
Yield on average interest-earnings assets	3.61%	3.88%	3.65%	3.73%	4.14%
Average cost of funds	0.53%	0.71%	0.54%	0.55%	0.81%
Net interest margin	3.09%	3.20%	3.13%	3.20%	3.36%
Tier 1 leverage capital ratio	9.43%	8.94%	9.24%	9.43%	8.94%
Tier 1 risk-based capital ratio	15.20%	14.31%	14.96%	15.20%	14.31%
Total risk-based capital ratio	16.45%	15.56%	16.21%	16.45%	15.56%
Basic earnings per share	$0.58	$0.55	$0.83	$2.98	$3.06
Diluted earnings per share	$0.58	$0.55	$0.83	$2.97	$3.05
Cash dividends declared per share	$0.27	$0.25	$0.27	$1.08	$1.00
Book value per share	$30.49	$30.67	$30.38	$30.49	$30.67
Tangible book value per share (non-GAAP) (1)	$23.98	$23.68	$23.52	$23.98	$23.68
Weighted average number of common shares outstanding	7,628,871	7,620,753	7,643,720	7,634,455	7,646,861
Diluted weighted average number of common shares outstanding	7,664,795	7,638,609	7,666,305	7,653,270	7,661,273

(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures".

Statement of Condition Data

(In Thousands, Except Number of Shares)	December 31, 2013 (unaudited)	December 31, 2012
ASSETS
Cash and due from banks	$51,355	$58,290
Securities
Securities available-for-sale, at fair value	808,477	781,050
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	19,724	21,034
Total securities	828,201	802,084
Trading account assets	2,488	2,300
Loans	1,580,402	1,563,866
Less allowance for loan losses	(21,590)	(23,044)
Net loans	1,558,812	1,540,822
Goodwill and other intangible assets	49,319	53,299
Bank-owned life insurance	46,363	45,053
Premises and equipment, net	25,727	28,059
Deferred tax asset	16,047	7,663
Interest receivable	5,808	6,215
Other real estate owned	2,195	1,313
Other assets	17,514	19,659
Total assets	$2,603,829	$2,564,757
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Demand	$243,269	$240,749
Interest checking, savings and money market	1,128,185	1,169,148
Retail certificates of deposit	343,034	418,442
Brokered deposits	99,336	101,130
Total deposits	1,813,824	1,929,469
Federal Home Loan Bank advances	286,112	56,404
Other borrowed funds	200,058	259,940
Junior subordinated debentures	43,922	43,819
Accrued interest and other liabilities	28,817	41,310
Total liabilities	2,372,733	2,330,942
Shareholders’ Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,579,913 and 7,622,750 shares on December 31, 2013 and 2012, respectively	47,783	49,667
Retained earnings	195,660	181,151
Accumulated other comprehensive income (loss)
Net unrealized (losses) gains on securities available-for-sale, net of tax	(7,964)	12,943
Net unrealized losses on derivative instruments, at fair value, net of tax	(2,542)	(7,205)
Net unrecognized losses on postretirement plans, net of tax	(1,841)	(2,741)
Total accumulated other comprehensive income (loss)	(12,347)	2,997
Total shareholders’ equity	231,096	233,815
Total liabilities and shareholders’ equity	$2,603,829	$2,564,757

Statement of Income Data (unaudited)

	Three Months Ended
(In Thousands, Except Number of Shares and Per Share Data)	December 31, 2013	December 31, 2012	September 30, 2013
Interest Income
Interest and fees on loans	$16,938	$18,072	$17,470
Interest on U.S. government and sponsored enterprise obligations	4,146	4,065	4,091
Interest on state and political subdivision obligations	281	321	292
Interest on federal funds sold and other investments	54	91	38
Total interest income	21,419	22,549	21,891
Interest Expense
Interest on deposits	1,646	2,147	1,780
Interest on borrowings	785	1,199	767
Interest on junior subordinated debentures	638	642	637
Total interest expense	3,069	3,988	3,184
Net interest income	18,350	18,561	18,707
Provision for (release of) credit losses	(6)	1,108	665
Net interest income after provision for credit losses	18,356	17,453	18,042
Non-Interest Income
Service charges on deposit accounts	1,551	1,700	1,750
Other service charges and fees	1,461	1,257	1,568
Income from fiduciary services	1,184	1,155	1,149
Brokerage and insurance commissions	522	382	354
Mortgage banking income, net	155	112	93
Bank-owned life insurance	324	348	334
Gain on branch divestiture	2,742	—	—
Net gain on sale of securities and other-than-temporary impairment of securities	—	1,439	647
Other income	675	999	580
Total non-interest income	8,614	7,392	6,475
Non-Interest Expenses
Salaries and employee benefits	8,172	8,539	8,115
Furniture, equipment and data processing	1,848	1,524	1,668
Net occupancy	1,248	1,304	1,242
Other real estate owned and collection costs	807	590	489
Consulting and professional fees	701	467	504
Regulatory assessments	503	476	496
Amortization of intangible assets	287	224	289
Goodwill impairment	2,830	—	—
Branch acquisition and divestiture costs	95	1,620	47
Prepayment fees on borrowings	—	1,302	—
Other expenses	2,495	2,717	2,349
Total non-interest expenses	18,986	18,763	15,199
Income before income taxes	7,984	6,082	9,318
Income Taxes	3,560	1,904	2,952
Net Income	$4,424	$4,178	$6,366
Per Share Data
Basic earnings per share	$0.58	$0.55	$0.83
Diluted earnings per share	$0.58	$0.55	$0.83

Statement of Income Data - continued

	Twelve Months Ended December 31,
(In Thousands, Except Number of Shares and Per Share Data)	2013 (unaudited)	2012
Interest Income
Interest and fees on loans	$70,262	$72,859
Interest on U.S. government and sponsored enterprise obligations	16,587	16,452
Interest on state and political subdivision obligations	1,170	1,385
Interest on federal funds sold and other investments	198	251
Total interest income	88,217	90,947
Interest Expense
Interest on deposits	7,073	9,293
Interest on borrowings	3,137	5,363
Interest on junior subordinated debentures	2,532	2,546
Total interest expense	12,742	17,202
Net interest income	75,475	73,745
Provision for credit losses	2,028	3,816
Net interest income after provision for credit losses	73,447	69,929
Non-Interest Income
Service charges on deposit accounts	6,740	5,557
Other service charges and fees	5,971	4,061
Income from fiduciary services	4,751	5,038
Brokerage and insurance commissions	1,697	1,491
Mortgage banking income, net	1,406	588
Bank-owned life insurance	1,310	1,382
Gain on branch divestiture	2,742	—
Net gain on sale of securities and other-than-temporary impairment of securities	785	2,498
Other income	2,399	2,797
Total non-interest income	27,801	23,412
Non-Interest Expenses
Salaries and employee benefits	32,609	29,689
Furniture, equipment and data processing	7,051	5,079
Net occupancy	5,449	4,365
Other real estate owned and collection costs	2,162	2,284
Consulting and professional fees	2,337	1,818
Regulatory assessments	1,997	1,793
Amortization of intangible assets	1,150	657
Goodwill impairment	2,830	—
Branch acquisition and divestiture costs	374	2,324
Prepayment fees on borrowings	—	2,030
Other expenses	10,374	8,992
Total non-interest expenses	66,333	59,031
Income before income taxes	34,915	34,310
Income Taxes	12,132	10,882
Net Income	$22,783	$23,428
Per Share Data
Basic earnings per share	$2.98	$3.06
Diluted earnings per share	$2.97	$3.05

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	December 31, 2013			December 31, 2012
(In Thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$777,821	$4,181	2.15%	$716,862	$4,118	2.30%
Securities - nontaxable (1)	29,748	432	5.81%	34,354	493	5.75%
Trading account assets	2,406	20	3.27%	2,271	25	4.38%
Federal funds sold	—		—	22,283	14	0.25%
Loans: (2)
Residential real estate	569,095	5,994	4.21%	570,525	6,516	4.57%
Commercial real estate	523,855	6,206	4.64%	502,421	6,309	4.91%
Commercial	169,067	1,786	4.13%	173,101	1,976	4.47%
Municipal (1)	9,828	108	4.37%	14,314	160	4.45%
Consumer	293,041	2,881	3.90%	292,089	3,167	4.31%
Total loans	1,564,886	16,975	4.29%	1,552,450	18,128	4.62%
Total interest-earning assets	2,374,861	21,608	3.61%	2,328,220	22,778	3.88%
Cash and due from banks	42,725			55,394
Other assets	168,361			158,404
Less: allowance for loan losses	(22,181)			(22,763)
Total assets	$2,563,766			$2,519,255

Liabilities & Shareholders' Equity
Deposits:
Non-interest bearing demand deposits	$266,342	—	—	$232,966	—	—
Interest checking accounts	459,427	81	0.07%	445,847	85	0.08%
Savings accounts	238,290	34	0.06%	216,657	42	0.08%
Money market accounts	431,205	310	0.28%	454,754	452	0.40%
Certificates of deposit	351,035	873	0.99%	404,874	1,212	1.19%
Total deposits	1,746,299	1,298	0.29%	1,755,098	1,791	0.41%
Borrowings:
Brokered deposits	119,055	348	1.16%	99,518	356	1.42%
Junior subordinated debentures	43,909	638	5.76%	43,807	642	5.83%
Other borrowings	389,319	785	0.80%	341,933	1,199	1.40%
Total borrowings	552,283	1,771	1.27%	485,258	2,197	1.80%
Total funding liabilities	2,298,582	3,069	0.53%	2,240,356	3,988	0.71%
Other liabilities	29,842			43,879
Shareholders' equity	235,342			235,020
Total liabilities & shareholders' equity	$2,563,766			$2,519,255

Net interest income (fully-taxable equivalent)		18,539			18,790
Less: fully-taxable equivalent adjustment		(189)			(229)
Net interest income		$18,350			$18,561

Net interest rate spread (fully-taxable equivalent)			3.08%			3.17%
Net interest margin (fully-taxable equivalent)			3.09%			3.20%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to-Date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Twelve Months Ended			At or for the Twelve Months Ended
	December 31, 2013			December 31, 2012
(In Thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Securities - taxable	$772,095	$16,751	2.17%	$640,779	$16,646	2.60%
Securities - nontaxable (1)	30,672	1,799	5.87%	37,163	2,130	5.73%
Trading account assets	2,295	34	1.48%	2,214	43	1.94%
Federal funds sold	—	—	—	5,601	14	0.25%
Loans: (2)
Residential real estate	571,291	25,209	4.41%	573,227	27,210	4.75%
Commercial real estate	515,501	24,764	4.80%	491,732	24,572	5.00%
Commercial	173,933	7,591	4.36%	169,043	7,961	4.71%
Municipal (1)	11,799	508	4.31%	14,473	694	4.80%
Consumer	308,335	12,369	4.01%	287,173	12,665	4.41%
Total loans	1,580,859	70,441	4.46%	1,535,648	73,102	4.76%
Total interest-earning assets	2,385,921	89,025	3.73%	2,221,405	91,935	4.14%
Cash and due from banks	43,879			42,165
Other assets	167,557			154,970
Less: allowance for loan losses	(22,968)			(23,050)
Total assets	$2,574,389			$2,395,490

Liabilities & Shareholders' Equity
Deposits:
Non-interest bearing demand deposits	$246,637	—	—	$240,369	—	—
Interest checking accounts	471,331	324	0.07%	351,232	336	0.10%
Savings accounts	237,110	133	0.06%	195,800	285	0.15%
Money market accounts	442,908	1,346	0.30%	382,274	2,019	0.53%
Certificates of deposit	387,816	3,856	0.99%	385,666	4,998	1.30%
Total deposits	1,785,802	5,659	0.32%	1,555,341	7,638	0.49%
Borrowings:
Brokered deposits	118,423	1,414	1.19%	117,815	1,655	1.40%
Junior subordinated debentures	43,871	2,532	5.77%	43,769	2,546	5.82%
Other borrowings	360,948	3,137	0.87%	414,566	5,363	1.29%
Total borrowings	523,242	7,083	1.35%	576,150	9,564	1.66%
Total funding liabilities	2,309,044	12,742	0.55%	2,131,491	17,202	0.81%
Other liabilities	31,457			36,870
Shareholders' equity	233,888			227,129
Total liabilities & shareholders' equity	$2,574,389			$2,395,490

Net interest income (fully-taxable equivalent)		76,283			74,733
Less: fully-taxable equivalent adjustment		(808)			(988)
Net interest income		$75,475			$73,745

Net interest rate spread (fully-taxable equivalent)			3.18%			3.33%
Net interest margin (fully-taxable equivalent)			3.20%			3.36%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)
	At or for Twelve Months Ended	At or for Nine Months Ended	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended
(In Thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Non-accrual loans:
Residential real estate	$10,520	$10,224	$8,624	$10,311	$10,584
Commercial real estate	7,799	9,847	6,634	5,782	6,719
Commercial	2,146	2,994	3,233	3,134	3,409
Consumer	2,012	2,018	1,945	2,341	1,771
Total non-accrual loans	22,477	25,083	20,436	21,568	22,483
Loans 90 days past due and accruing	455	24	—	49	611
Renegotiated loans not included above	5,468	5,379	5,701	5,491	4,674
Total non-performing loans	28,400	30,486	26,137	27,108	27,768
Other real estate owned:
Residential real estate	1,044	1,126	1,038	1,101	669
Commercial real estate	1,151	676	1,117	812	644
Total other real estate owned	2,195	1,802	2,155	1,913	1,313
Total non-performing assets	$30,595	$32,288	$28,292	$29,021	$29,081
Loans 30-89 days past due:
Residential real estate	$1,551	$1,419	$1,827	$1,165	$1,658
Commercial real estate	2,595	833	1,591	3,375	2,618
Commercial	313	529	202	731	1,043
Consumer	1,571	1,207	716	962	2,721
Total loans 30-89 days past due	$6,030	$3,988	$4,336	$6,233	$8,040
Allowance for loan losses at the beginning of the period	$23,044	$23,044	$23,044	$23,044	$23,011
Provision for loan losses	2,052	2,051	1,384	684	3,791
Charge-offs:
Residential real estate	1,059	687	347	145	1,197
Commercial real estate	952	762	171	80	593
Commercial	1,426	823	444	277	1,393
Consumer	837	598	470	85	1,319
Total charge-offs	4,274	2,870	1,432	587	4,502
Total recoveries	768	436	325	228	744
Net charge-offs	3,506	2,434	1,107	359	3,758
Allowance for loan losses at the end of the period	$21,590	$22,661	$23,321	$23,369	$23,044
Components of allowance for credit losses:
Allowance for loan losses	$21,590	$22,661	$23,321	$23,369	$23,044
Liability for unfunded credit commitments	21	28	30	35	45
Balance of allowance for credit losses	$21,611	$22,689	$23,351	$23,404	$23,089
Ratios:
Non-performing loans to total loans	1.80%	1.92%	1.63%	1.72%	1.78%
Non-performing assets to total assets	1.18%	1.24%	1.09%	1.12%	1.13%
Allowance for credit losses to total loans	1.37%	1.43%	1.45%	1.48%	1.48%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.27%	0.33%	0.20%	0.09%	0.24%
Year-to-date	0.22%	0.20%	0.14%	0.09%	0.24%
Allowance for credit losses to non-performing loans	76.09%	74.42%	89.34%	86.34%	83.15%
Loans 30-89 days past due to total loans	0.38%	0.25%	0.27%	0.39%	0.51%

Reconciliation of non-GAAP to GAAP Financial Measures
Camden National presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes branch acquisition and divestiture costs, prepayment fees on borrowings, and goodwill impairment from non-interest expense, excludes net gains on sale of securities and other-than-temporary impairment, and the gain on branch divestiture from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	Three Months Ended			Twelve Months Ended
(In Thousands)	December 31, 2013	December 31, 2012	September 30, 2013	December 31, 2013	December 31, 2012
Non-interest expense, as presented	$18,986	$18,763	$15,199	$66,333	$59,031
Less: branch acquisition and divestiture costs	95	1,620	47	374	2,324
Less: prepayment fees on borrowings	—	1,302	—	—	2,030
Less: goodwill impairment	2,830	—	—	2,830	—
Adjusted non-interest expense	$16,061	$15,841	$15,152	$63,129	$54,677

Net interest income, as presented	$18,350	$18,561	$18,707	$75,475	$73,745
Effect of tax-exempt income	189	229	203	808	988
Non-interest income, as presented	8,614	7,392	6,475	27,801	23,412
Less: gains on sale of securities, net of other-than-temporary impairments	—	1,439	647	785	2,498
Less: gain on branch divestiture	2,742	—	—	2,742	—
Less: gain on sale of branch facility	—	479	—	—	479
Adjusted net interest income plus non-interest income	$24,411	$24,264	$24,738	$100,557	$95,168
Non-GAAP efficiency ratio	65.79%	65.29%	61.25%	62.78%	57.45%
GAAP efficiency ratio	70.41%	72.30%	60.36%	64.23%	60.76%
The following table provides a reconciliation between tax-equivalent net interest income to GAAP net interest income using a 35.0% tax rate.

	Three Months Ended			Twelve Months Ended
(In Thousands)	December 31, 2013	December 31, 2013	September 30, 2013	December 31, 2013	December 31, 2012
Net interest income, as presented	$18,350	$18,561	$18,707	$75,475	$73,745
Effect of tax-exempt income	189	229	203	808	988
Net interest income, tax equivalent	$18,539	$18,790	$18,910	$76,283	$74,733
The following table provides a reconciliation between return on average tangible shareholders' equity to GAAP return on average shareholders' equity using a 35.0% tax rate.

	Three Months Ended			Twelve Months Ended
(In Thousands)	December 31, 2013	December 31, 2012	September 30, 2013	December 31, 2013	December 31, 2012
Net income, as presented	$4,424	$4,178	$6,366	$22,873	$23,428
Tax affected amortization of intangible assets	186	146	188	747	427
Goodwill impairment	2,830	—	—	2,830	—
Net income, adjusted	$7,440	$4,324	$6,554	$26,450	$23,855
Average shareholders’ equity, as presented	235,342	235,020	228,909	233,888	227,129
Less: average goodwill and other intangibles	52,253	50,687	52,572	52,708	46,253
Average tangible shareholders’ equity	$183,089	$184,333	$176,337	$181,180	$180,876
Return on average tangible shareholders' equity	16.12%	9.33%	14.74%	14.55%	13.19%
Return on average shareholders' equity	7.46%	7.07%	11.03%	9.74%	10.31%

The following table provides a reconciliation between tangible book value per share and book value per share, which has been prepared in accordance with GAAP:

	At December 31,	At December 31,	At September 30,
(In Thousands, Except Number of Shares and Per Share Data)	2013	2012	2013
Shareholders' equity, as presented	$231,096	$233,815	$232,282
Less: goodwill and other intangible assets	49,319	53,299	52,436
Tangible shareholders' equity	$181,777	$180,516	$179,846
Shares outstanding at period end	7,579,913	7,622,750	7,646,664
Tangible book value per share	$23.98	$23.68	$23.52
Book value per share	$30.49	$30.67	$30.38

The following table provides a reconciliation between tangible shareholders' equity to tangible assets and shareholders' equity to assets, which has been prepared in accordance with GAAP:

	At December 31,	At December 31,	At September 30,
(In Thousands)	2013	2012	2013
Shareholders' equity, as presented	$231,096	$233,815	$232,282
Less: goodwill and other intangibles	49,319	53,299	52,436
Tangible shareholders' equity	$181,777	$180,516	$179,846
Total assets	$2,603,829	$2,564,757	$2,597,255
Less: goodwill and other intangibles	49,319	53,299	52,436
Tangible assets	$2,554,510	$2,511,458	$2,544,819
Tangible shareholders' equity to tangible assets	7.12%	7.19%	7.07%
Shareholders' equity to assets	8.88%	9.12%	8.94%

CONTACT: Michael R. Archer, Vice President, Corporate Controller, Camden National Corporation, 207.230.2058, marcher@camdennational.com